EXHIBIT 24.2

POWER OF ATTORNEY

     The Person whose signature appears below hereby constitutes and appoints John Bert Watson and Jeffrey Betros, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to the Registration Statement on Form S-11 filed by Sunset Financial Resources, Inc., or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of shares of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

     The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

     The undersigned agrees and represents to those dealing with any of the attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice delivered to such attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 6th day of February, 2004.

/s/ MICHAEL L. PANNELL

Michael L. Pannell